FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Fourth Quarter 2024 Financial Results

HANOVER, Md. - December 12, 2024 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal fourth quarter ended November 2, 2024.

•Q4 Revenue: $1.12 billion

•Q4 Net Income per Share: $0.25 GAAP; $0.54 adjusted (non-GAAP)

•Share Repurchases: Repurchased approximately 2.1 million shares of common stock for an aggregate price of $132.0 million during the quarter

"Our Q4 revenue and strong order flow reflect our significant and increasing technology leadership and positive industry dynamics," said Gary Smith, president and CEO, Ciena. "As Cloud and AI drive bandwidth demand across the network, we are positioned for accelerated revenue growth and market share expansion moving forward."

For fiscal fourth quarter 2024, Ciena reported revenue of $1.12 billion as compared to $1.13 billion for the fiscal fourth quarter 2023. For fiscal year 2024, Ciena reported revenue of $4.01 billion, as compared to $4.39 billion for fiscal year 2023.

Ciena's GAAP net income for the fiscal fourth quarter 2024 was $37.0 million, or $0.25 per diluted common share, which compares to a GAAP net income of $91.2 million, or $0.62 per diluted common share, for the fiscal fourth quarter 2023. For fiscal year 2024, Ciena's GAAP net income was $84.0 million, or $0.58 per diluted common share, as compared to GAAP net income of $254.8 million, or $1.71 per diluted common share, for fiscal year 2023.

Ciena's adjusted (non-GAAP) net income for the fiscal fourth quarter 2024 was $79.3 million, or $0.54 per diluted common share, which compares to an adjusted (non-GAAP) net income of $111.2 million, or $0.75 per diluted common share, for the fiscal fourth quarter 2023. For fiscal year 2024, Ciena's adjusted (non-GAAP) net income was $266.3 million, or $1.82 per diluted common share, as compared to adjusted (non-GAAP) net income of $406.3 million, or $2.72 per diluted common share, for fiscal year 2023.

Performance Summary For Fiscal Fourth Quarter and Year Ended November 2, 2024
The tables below (in millions, except percentage data) provide comparisons of certain quarterly and annual results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)
	Quarter Ended		Period	Year Ended		Period
	November 2,	October 28,	Change	November 2,	October 28,	Change
	2024	2023	Y-T-Y*	2024	2023	Y-T-Y*
Revenue	$1,124.1	$1,129.5	(0.5)%	$4,014.9	$4,386.5	(8.5)%
Gross margin	40.9%	43.1%	(2.2)%	42.8%	42.8%	—%
Operating expense	$400.8	$395.0	1.5%	$1,553.0	$1,521.3	2.1%
Operating margin	5.3%	8.1%	(2.8)%	4.1%	8.2%	(4.1)%

	Non-GAAP Results (unaudited)
	Quarter Ended		Period	Year Ended		Period
	November 2,	October 28,	Change	November 2,	October 28,	Change
	2024	2023	Y-T-Y*	2024	2023	Y-T-Y*
Revenue	$1,124.1	$1,129.5	(0.5)%	$4,014.9	$4,386.5	(8.5)%
Adj. gross margin	41.6%	43.7%	(2.1)%	43.6%	43.5%	0.1%
Adj. operating expense	$354.9	$337.6	5.1%	$1,361.7	$1,332.8	2.2%
Adj. operating margin	10.0%	13.8%	(3.8)%	9.7%	13.1%	(3.4)%
Adj. EBITDA	$136.7	$178.8	(23.5)%	$481.0	$665.8	(27.8)%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Quarter Ended
	November 2, 2024		October 28, 2023
	Revenue	%**	Revenue	%**
Networking Platforms
Optical Networking	$779.6	69.4	$748.0	66.2
Routing and Switching	79.4	7.0	128.9	11.4
Total Networking Platforms	859.0	76.4	876.9	77.6

Platform Software and Services	99.6	8.9	82.1	7.3

Blue Planet Automation Software and Services	23.5	2.1	20.0	1.8

Global Services
Maintenance Support and Training	77.2	6.9	74.4	6.6
Installation and Deployment	51.4	4.5	60.1	5.3
Consulting and Network Design	13.4	1.2	16.0	1.4
Total Global Services	142.0	12.6	150.5	13.3

Total	$1,124.1	100.0	$1,129.5	100.0

	Revenue by Segment (unaudited)
	Year Ended
	November 2, 2024		October 28, 2023
	Revenue	%**	Revenue	%**
Networking Platforms
Optical Networking	$2,642.6	65.8	$2,987.3	68.1
Routing and Switching	399.5	10.0	506.2	11.5
Total Networking Platforms	3,042.1	75.8	3,493.5	79.6

Platform Software and Services	358.0	8.9	303.9	6.9

Blue Planet Automation Software and Services	77.6	2.0	69.1	1.6

Global Services
Maintenance Support and Training	303.1	7.5	288.3	6.6
Installation and Deployment	184.3	4.6	181.0	4.1
Consulting and Network Design	49.8	1.2	50.7	1.2
Total Global Services	537.2	13.3	520.0	11.9

Total	$4,014.9	100.0	$4,386.5	100.0

** Denotes % of total revenue

Additional Performance Metrics for Fiscal Fourth Quarter and Year Ended November 2, 2024

	Revenue by Geographic Region (unaudited)
	Quarter Ended
	November 2, 2024		October 28, 2023
	Revenue	% **	Revenue	% **
Americas	$852.2	75.8	$801.4	71.0
Europe, Middle East and Africa	150.7	13.4	164.1	14.5
Asia Pacific	121.2	10.8	164.0	14.5
Total	$1,124.1	100.0	$1,129.5	100.0

	Revenue by Geographic Region (unaudited)
	Year Ended
	November 2, 2024		October 28, 2023
	Revenue	% **	Revenue	% **
Americas	$2,951.9	73.5	$3,110.3	70.9
Europe, Middle East and Africa	648.9	16.2	643.1	14.7
Asia Pacific	414.1	10.3	633.1	14.4
Total	$4,014.9	100.0	$4,386.5	100.0

** Denotes % of total revenue

•Two customers represented 10%-plus of revenue for the fiscal fourth quarter 2024 and the fiscal year 2024, combining for a total of 31.2% and 25.1% of revenue, respectively.
•Cash and investments at the end of fiscal year 2024 totaled $1.33 billion
•Cash flow from operations totaled $349.3 million and $514.5 million for the fiscal fourth quarter and the fiscal year 2024, respectively
•Average days' sales outstanding (DSOs) were 89 and 96 for the fiscal fourth quarter and the fiscal year 2024, respectively
•Accounts receivable, net balance was $908.6 million
•Unbilled contract assets, net balance was $127.9 million
•Inventories totaled $820.4 million, including:
◦Raw materials: $542.8 million
◦Work in process: $32.2 million
◦Finished goods: $324.7 million
◦Deferred cost of sales: $27.9 million
◦Reserve for excess and obsolescence: $(107.2) million
•Product inventory turns were 2.7 and 2.3 for the fiscal fourth quarter and the fiscal year 2024, respectively
•Headcount totaled 8,657 at the end of fiscal year 2024

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Fourth Quarter 2024 Results
Today, Thursday, December 12, 2024, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal fourth quarter 2024 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "Our Q4 revenue and strong order flow reflect our significant and increasing technology leadership and positive industry dynamics. As Cloud and AI drive bandwidth demand across the network, we are positioned for accelerated revenue growth and market share expansion moving forward."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers, their spending and their businesses and markets; our ability to execute our business and growth strategies; the impact of macroeconomic conditions and global supply chain constraints or disruptions including increased supply costs and lead times; the impact of the introduction of new technologies by us or our competitors; seasonality and the timing and size of customer orders, their delivery dates and our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical tensions or events, including but not limited to the ongoing conflicts between Ukraine and Russia, and Israel and Hamas, and public health emergencies or epidemics, including the COVID-19 pandemic; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; cyberattacks, data breaches or other security incidents involving our enterprise network environment or our products; regulatory changes, litigation involving our intellectual property or government investigations; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including Ciena's Quarterly Report on Form 10-Q filed with the SEC on September 4, 2024 and its Annual Report on Form 10-K to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a global leader in networking systems, services, and software. We build the most adaptive networks in the industry, enabling customers to anticipate and meet ever-increasing digital demands. For three-plus decades, Ciena has brought our humanity to our relentless pursuit of innovation. Prioritizing collaborative relationships with our customers, partners, and communities, we create flexible, open, and sustainable networks that better serve all users—today and into the future. For updates on Ciena, follow us on LinkedIn, X, the
Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Twelve Months Ended
	November 2,	October 28,	November 2,	October 28,
	2024	2023	2024	2023
Revenue:
Products	$892,425	$902,797	$3,159,021	$3,581,039
Services	231,687	226,690	855,934	805,510
Total revenue	1,124,112	1,129,487	4,014,955	4,386,549
Cost of goods sold:
Products	545,580	529,320	1,861,317	2,088,440
Services	118,510	113,886	434,048	419,258
Total cost of goods sold	664,090	643,206	2,295,365	2,507,698
Gross profit	460,022	486,281	1,719,590	1,878,851
Operating expenses:
Research and development	195,960	189,444	767,497	750,559
Selling and marketing	136,919	123,648	510,668	490,804
General and administrative	58,143	64,100	220,647	215,284
Significant asset impairments and restructuring costs	2,605	7,209	24,592	23,834
Amortization of intangible assets	7,185	10,578	29,569	37,351
Acquisition and integration costs	—	—	—	3,474
Total operating expenses	400,812	394,979	1,552,973	1,521,306
Income from operations	59,210	91,302	166,617	357,545
Interest and other income, net	13,801	11,297	50,261	62,008
Interest expense	(24,990)	(24,207)	(97,028)	(88,026)
Loss on extinguishment and modification of debt	—	(7,874)	—	(7,874)
Income before income taxes	48,021	70,518	119,850	323,653
Provision (benefit) for income taxes [1]	10,993	(20,681)	35,894	68,826
Net income	$37,028	$91,199	$83,956	$254,827

Net Income per Common Share
Basic net income per common share	$0.26	$0.62	$0.58	$1.71
Diluted net income per potential common share	$0.25	$0.62	$0.58	$1.71

Weighted average basic common shares outstanding	144,240	147,437	144,715	148,971
Weighted average dilutive potential common shares outstanding [2]	146,487	147,891	145,964	149,380

1 For the fourth quarter and year ended fiscal 2023, reflects a tax benefit resulting, in part, from guidance in Notice 2023-63 issued by the IRS addressing capitalization and amortization of specified research or experimental expenditures under Section 174 in accordance with the Tax Cuts and Jobs Act.
2 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 2.2 million and 1.2 million for the fourth quarter and year ended fiscal 2024, respectively, and (ii) 0.5 million and 0.4 million for the fourth quarter and year ended fiscal 2023, respectively.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	November 2, 2024	October 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$934,863	$1,010,618
Short-term investments	316,343	104,753
Accounts receivable, net	908,597	1,003,876
Inventories, net	820,430	1,050,838
Prepaid expenses and other	564,183	405,694
Total current assets	3,544,416	3,575,779
Long-term investments	80,920	134,278
Equipment, building, furniture and fixtures, net	337,722	280,147
Operating lease right-of-use assets	27,417	35,140
Goodwill	444,707	444,765
Other intangible assets, net	165,020	205,627
Deferred tax asset, net	886,441	809,306
Other long-term assets	154,694	116,453
Total assets	$5,641,337	$5,601,495
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$423,401	$317,828
Accrued liabilities and other short-term obligations	393,905	431,419
Deferred revenue	156,379	154,419
Operating lease liabilities	14,455	16,655
Current portion of long-term debt	11,700	11,700
Total current liabilities	999,840	932,021
Long-term deferred revenue	81,240	74,041
Other long-term obligations	185,938	170,407
Long-term operating lease liabilities	25,107	33,259
Long-term debt, net	1,533,074	1,543,406
Total liabilities	2,825,199	2,753,134
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 142,656,116 and 144,829,938 shares issued and outstanding	1,427	1,448
Additional paid-in capital	6,154,869	6,262,083
Accumulated other comprehensive loss	(46,711)	(37,767)
Accumulated deficit	(3,293,447)	(3,377,403)
Total stockholders’ equity	2,816,138	2,848,361
Total liabilities and stockholders’ equity	$5,641,337	$5,601,495

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Year Ended
	November 2,	October 28,
	2024	2023
Cash flows provided by operating activities:
Net income	$83,956	$254,827
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	—	1,864
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	92,846	92,564
Share-based compensation expense	156,404	130,455
Amortization of intangible assets	40,624	49,616
Deferred taxes	(76,810)	(14,852)
Provision for inventory excess and obsolescence	77,341	29,464
Provision for warranty	25,643	31,742
Gain on equity investments, net	—	(26,368)
Other	11,768	15,771
Changes in assets and liabilities:
Accounts receivable	80,313	(94,565)
Inventories	153,021	(132,497)
Prepaid expenses and other	(198,910)	(51,965)
Operating lease right-of-use assets	11,837	14,190
Accounts payable, accruals and other obligations	64,255	(138,469)
Deferred revenue	9,884	27,412
Short and long-term operating lease liabilities	(17,640)	(20,857)
Net cash provided by operating activities	514,532	168,332
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(136,641)	(106,197)
Purchases of investments	(287,536)	(252,329)
Proceeds from sales and maturities of investments	140,836	208,104
Settlement of foreign currency forward contracts, net	(1,454)	(2,984)
Purchase of equity investments	(21,682)	—
Acquisition of business, net of cash acquired	—	(230,048)
Net cash used in investing activities	(306,477)	(383,454)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of term loan, net	—	497,500
Payment of long term debt	(11,700)	(9,430)
Proceeds for modification of term loan	—	830
Payment of debt issuance costs	(2,554)	(6,379)
Payment of finance lease obligations	(4,029)	(3,791)
Shares repurchased for tax withholdings on vesting of stock unit awards	(46,567)	(38,506)
Repurchases of common stock - repurchase program, net	(254,502)	(242,201)
Proceeds from issuance of common stock	34,291	31,357
Net cash provided by (used in) financing activities	(285,061)	229,380
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,246	2,150
Net increase (decrease) in cash, cash equivalents and restricted cash	(75,760)	16,408
Cash, cash equivalents and restricted cash at beginning of period	1,010,786	994,378
Cash, cash equivalents and restricted cash at end of period	$935,026	$1,010,786
Supplemental disclosure of cash flow information
Cash paid during the period for interest, net	$92,515	$84,465
Cash paid during the period for income taxes, net	$54,956	$78,242
Operating lease payments	$19,452	$22,782
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$14,682	$6,990
Repurchase of common stock in accrued liabilities from repurchase program, net	$6,172	$9,310
Operating right-of-use assets subject to lease liability	$6,912	$10,236
Gain on equity investments, net	$—	$26,368

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	November 2,	October 28,	November 2,	October 28,
	2024	2023	2024	2023
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$460,022	$486,281	$1,719,590	$1,878,851
Share-based compensation-products	1,736	1,194	6,474	4,518
Share-based compensation-services	3,257	2,827	12,743	10,470
Amortization of intangible assets	2,764	2,763	11,055	12,264
Total adjustments related to gross profit	7,757	6,784	30,272	27,252
Adjusted (non-GAAP) gross profit	$467,779	$493,065	$1,749,862	$1,906,103
Adjusted (non-GAAP) gross profit percentage	41.6%	43.7%	43.6%	43.5%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$400,812	$394,979	$1,552,973	$1,521,306
Share-based compensation-research and development	14,065	11,412	54,129	42,331
Share-based compensation-sales and marketing	11,168	9,187	42,954	35,136
Share-based compensation-general and administrative	10,842	10,274	40,053	37,587
Significant asset impairments and restructuring costs	2,605	7,209	24,592	23,834
Amortization of intangible assets	7,185	10,578	29,569	37,351
Acquisition and integration costs	—	—	—	3,474
Legal settlement	—	8,750	—	8,750
Total adjustments related to operating expense	45,865	57,410	191,297	188,463
Adjusted (non-GAAP) operating expense	$354,947	$337,569	$1,361,676	$1,332,843

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$59,210	$91,302	$166,617	$357,545
Total adjustments related to gross profit	7,757	6,784	30,272	27,252
Total adjustments related to operating expense	45,865	57,410	191,297	188,463
Total adjustments related to income from operations	53,622	64,194	221,569	215,715
Adjusted (non-GAAP) income from operations	$112,832	$155,496	$388,186	$573,260
Adjusted (non-GAAP) operating margin percentage	10.0%	13.8%	9.7%	13.1%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$37,028	$91,199	$83,956	$254,827
Exclude GAAP provision (benefit) for income taxes	10,993	(20,681)	35,894	68,826
Income before income taxes	48,021	70,518	119,850	323,653
Total adjustments related to income from operations	53,622	64,194	221,569	215,715
Loss on extinguishment and modification of debt	—	7,874	—	7,874
Loss on equity investment	—	—	—	(26,368)
Adjusted income before income taxes	101,643	142,586	341,419	520,874
Non-GAAP tax provision on adjusted income before income taxes	22,361	31,369	75,112	114,592
Adjusted (non-GAAP) net income	$79,282	$111,217	$266,307	$406,282

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	November 2,	October 28,	November 2,	October 28,
	2024	2023	2024	2023

Weighted average basic common shares outstanding	144,240	147,437	144,715	148,971
Weighted average dilutive potential common shares outstanding [1]	146,487	147,891	145,964	149,380

Net Income per Common Share
GAAP diluted net income per potential common share	$0.25	$0.62	$0.58	$1.71
Adjusted (non-GAAP) diluted net income per potential common share	$0.54	$0.75	$1.82	$2.72

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 2.2 million and 1.2 million for the fourth quarter and year ended fiscal 2024; and (ii) 0.5 million and 0.4 million for the fourth quarter and year ended fiscal 2023.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA
(in thousands) (unaudited)

	Quarter Ended		Year Ended
	November 2,	October 28,	November 2,	October 28,
	2024	2023	2024	2023
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$37,028	$91,199	$83,956	$254,827
Add: Interest expense	24,990	24,207	97,028	88,026
Less: Interest and other income, net	13,801	11,297	50,261	62,008
Add: Loss on extinguishment and modification of debt	—	7,874	—	7,874
Add: Provision (benefit) for income taxes	10,993	(20,681)	35,894	68,826
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	23,849	23,351	92,846	92,564
Add: Amortization of intangible assets	9,949	13,342	40,624	49,616
EBITDA	$93,008	$127,995	$300,087	$499,725
Add: Share-based compensation expense	41,068	34,894	156,353	130,042
Add: Significant asset impairments and restructuring costs	2,605	7,209	24,592	23,834
Add: Acquisition and integration costs	—	—	—	3,474
Add: Legal settlement	—	8,750	—	8,750
Adjusted EBITDA	$136,681	$178,848	$481,032	$665,825
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities, the redesign of business processes and restructuring certain real estate facilities.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over an expected useful life.
•Acquisition and integration costs - primarily consist of financial, legal and accounting advisors' costs and employment-related costs related to Ciena's acquisitions in fiscal 2023.
•Loss on extinguishment and modification of debt - reflects extinguishment and debt modification expenses related to refinancing our then existing term loans which occurred during the fourth quarter of fiscal 2023.
•Loss on equity investment - reflects changes in the carrying value of a certain equity investment due to triggering events.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 22.0% for all fiscal periods of fiscal 2024 and fiscal 2023. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.